As filed with the Securities and Exchange Commission on April 1, 2013

File No. 333-174598

File No. 333-174603

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-174598)

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-174603)

UNDER

THE SECURITIES ACT OF 1933

Invesco Mortgage Capital Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-2749336
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1555 Peachtree Street, N.E., Suite 1800

Atlanta, Georgia 30309

Telephone: (404) 892-0896

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Robert H. Rigsby, Esq.

1555 Peachtree Street N.E., Suite 1800

Atlanta, Georgia 30309

Telephone: (404) 479-2945

Facsimile: (404) 962-8206

(Name, address, and telephone number of agent for service)

Invesco Mortgage Capital Inc. Dividend Reinvestment and Share Purchase Plan

(Full title of the plans)

Copies to:

Mark C. Kanaly, Esq.

Alston & Bird LLP

1201 W. Peachtree Street

Atlanta, Georgia 30309-3424

Telephone: (404) 881-7975

Facsimile: (404) 253-8390

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments relate to the following registration statements on Form S-3 (the “Registration Statements”), filed by Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission:

•

Registration No. 333-174598 filed on Form S-3 /ASR on May 27, 2011, which registered the offering of an indeterminate amount of the Company’s common stock, $0.01 par value per share, preferred stock, depositary shares, warrants, shareholder rights, debt securities and units; and

•

Registration No. 333-174603 filed on Form S-3/ASR on May 27, 2011, which registered the offering of 10,000,000 shares of the Company’s common stock, $0.01 par value per share, pursuant to the Company’s Dividend Reinvestment and Share Purchase Plan.

The offerings pursuant to the Registration Statements have been terminated. The registrant hereby removes from registration any of the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on April 1, 2013.

INVESCO MORTGAGE CAPITAL INC.

By:	/s/ Richard J. King
Richard J. King
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard J. King	President and Chief Executive Officer (principal executive officer)	April 1, 2013
Richard J. King

/s/ Donald R. Ramon Donald R. Ramon	Chief Financial Officer (principal financial and accounting officer)	April 1, 2013

/s/ G. Mark Armour*	Director	April 1, 2013
G. Mark Armour

/s/ Karen Dunn Kelley*	Director	April 1, 2013
Karen Dunn Kelley

/s/ James S. Balloun*	Director	April 1, 2013
James S. Balloun

/s/ John S. Day*	Director	April 1, 2013
John S. Day

/s/ James Lientz*	Director	April 1, 2013
James Lientz

*By:	/s/ Robert H. Rigsby
Robert H. Rigsby Attorney-in-fact